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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Level 3 Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

        April 4, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Level 3 Communications, Inc. ("Level 3") to be held at 9:00 a.m. on May 17, 2005, at The Orpheum Theater, 409 South 16th Street, Omaha, Nebraska 68102.

        At the Annual Meeting you will be asked to consider and act upon the following matters:

  •
  the reelection to our Board of Directors of three directors as Class II Directors for a three-year term until the 2008 Annual Meeting of Stockholders; and

  •
  the approval of the grant to our Board of Directors of discretionary authority to amend our amended and restated certificate of incorporation to effect a reverse stock split at one of four ratios; and

  •
  the approval of the amendment and restatement of our certificate of incorporation; and

  •
  the transaction of such other business as may properly come before the Annual Meeting.

        Our Board of Directors recommends that you reelect three Class II directors for a three-year term until the 2008 Annual Meeting of Stockholders, approve the proposed granting to our Board of Directors of discretionary authority to amend the amended and restated certificate of incorporation to effect a reverse stock split and approve the amendment and restatement of the certificate of incorporation. See "REELECTION OF CLASS II DIRECTORS PROPOSAL," "REVERSE STOCK SPLIT PROPOSAL" and "AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION PROPOSAL."

        Information concerning the matters to be considered and voted upon at the Annual Meeting is contained in the attached Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. In addition, to ensure your representation at the Annual Meeting, you may vote your shares by (a) calling the toll free telephone number indicated on the proxy card or (b) accessing the special web site indicated on the proxy card, each as more fully explained in the telephone and internet voting instructions. If you attend the Annual Meeting you may vote in person even if you have previously returned a proxy card. Please note that if you hold your shares of our common stock through your broker, you will not be able to vote in person at the meeting.

Sincerely,

Walter Scott, Jr. Chairman of the Board

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 17, 2005

To the Stockholders of Level 3 Communications, Inc.:

        The Annual Meeting of Stockholders of Level 3 Communications, Inc., a Delaware corporation ("Level 3"), will be held at The Orpheum Theater, 409 South 16th Street, Omaha, Nebraska 68102 at 9:00 a.m. on May 17, 2005, for the following purposes:

  1.
  To reelect three directors as Class II Directors of the Board of Directors of Level 3 for a three-year term until the 2008 Annual Meeting of Stockholders; and

  2.
  To approve the granting to the Level 3 Board of Directors of discretionary authority to amend the Level 3 amended and restated certificate of incorporation to effect a reverse stock split at one of four ratios; and

  3.
  To approve an amendment and restatement of the Level 3 Communications, Inc. Certificate of Incorporation; and

  4.
  To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 30, 2005, as the record date for the determination of the holders of our common stock, entitled to notice of, and to vote at, the meeting. Accordingly, only holders of record of Level 3 common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of May 7, 2005, ten days prior to the Annual Meeting, a list of stockholders entitled to notice of the Annual Meeting and that have the right to vote at the Annual Meeting will be available for inspection at the Level 3 Communications, Inc. offices located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

        The three Class II Directors will be elected by a plurality of the votes cast by holders of Level 3 common stock present in person or by proxy and entitled to vote at the Annual Meeting.

        The proposal to grant to the Board of Directors discretionary authority to amend the amended and restated certificate of incorporation to effect a reverse stock split at one of four ratios requires the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of Level 3 common stock. The proposal to adopt an amendment and restatement of the Level 3 certificate of incorporation requires the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of Level 3 common stock. The proposal to authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof requires the affirmative vote of a majority of the votes cast by people present in person or by proxy at the Annual Meeting.

        The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IN ADDITION, TO ENSURE YOUR REPRESENTATION

AT THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES BY A) CALLING THE TOLL FREE TELEPHONE NUMBER OR B) ACCESSING THE INTERNET AS MORE FULLY EXPLAINED IN THE TELEPHONE AND INTERNET VOTING INSTRUCTIONS. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

        PLEASE NOTE THAT IF YOU HOLD YOUR SHARES OF LEVEL 3 COMMON STOCK THROUGH YOUR BROKER AND NOT DIRECTLY IN YOUR NAME, YOU WILL NOT BE ABLE TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Dated: April 4, 2005	Walter Scott, Jr. Chairman of the Board

2

LEVEL 3 COMMUNICATIONS, INC.
1025 Eldorado Boulevard
Broomfield, CO 80021

Proxy Statement
April 4, 2005

ANNUAL MEETING OF STOCKHOLDERS
May 17, 2005

        We are furnishing you this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of Level 3 Communications, Inc. ("Level 3", the "Company," "we," "us," or "our") to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 17, 2005, or any adjournment or postponements thereof. This Proxy Statement, the Notice of Annual Meeting, the accompanying Proxy and the Annual Report to Stockholders are first being mailed to Stockholders on or about April 8, 2005. We sometimes refer to our Board of Directors as the Board and to this document as the Proxy Statement.

VOTING PROCEDURES

        Your vote is very important.    You can vote the shares of Level 3 common stock that are held directly in your name and not through your brokerage account at the Annual Meeting if you are present in person or represented by proxy. You may revoke your proxy at any time before the Annual Meeting by delivering written notice to our Secretary, by submitting a proxy bearing a later date or by appearing in person and casting a ballot at the Annual Meeting. If we receive a properly executed proxy before voting at the Annual Meeting is closed, the persons named as the Proxy on the proxy card will vote the proxy in accordance with the directions provided on that card. If you do not indicate how your shares are to be voted, your shares will be voted as recommended by the Board. If you wish to give a proxy to someone other than the persons named on the proxy card, you should cross out the names contained on the proxy card and insert the name(s) of the person(s) who hold(s) your proxy. Please note that the person(s) to whom you give your proxy must be present in person at the Annual Meeting to vote your shares.

Who can vote?

        Stockholders of record as of the close of business on March 30, 2005, are entitled to vote at the Annual Meeting. On that date, 691,867,511 shares of our common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How do I vote?

        You can vote in person at the Annual Meeting. Alternatively, a stockholder who holds shares of our common stock of record and not in "street name" may vote shares by giving a proxy via mail, telephone or the Internet. To vote your proxy by mail, indicate your voting choices, sign and date your Proxy and return it in the postage-paid envelope provided. You may vote by telephone or the Internet by following the instructions on your Proxy. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy via the mail.

        If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. You can only vote your shares held through a broker, bank or other nominee by following the voting procedures sent to you by that institution. You will not be able to vote your shares held through a broker, bank or other nominee in person at the Annual Meeting.

What shares are represented by the Proxy?

        The Proxy that we are delivering represents all the shares registered in your name with our transfer agent—Wells Fargo Shareowner Services. The Proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.

        If you are an employee who participates in our 401(k) Plan or the Software Spectrum 401(k) Plan, your Proxy does not include the shares of our common stock that are attributable to the units that you hold in the Level 3 Stock Fund as part of the 401(k) Plan. Shares held by employees through the Level 3 401(k) Plan and the Software Spectrum 401(k) Plan are voted by the administrator of the 401(k) Plan.

How are votes counted?

        If you return a signed and dated Proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid Proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at our Annual Meeting. If you indicate on your Proxy that you wish to "abstain" from voting on an item, your shares will not be voted on that item. Abstentions are not counted in determining the number of shares voted for or against any nominee for Director or any other proposal, but will be counted to determine whether there is a quorum present.

        If you do not provide voting instructions to your broker or nominee at least ten days before the Annual Meeting, the nominee has discretion to vote those shares on matters that The Nasdaq Stock Market has determined are routine. However, a nominee cannot vote shares on non-routine matters without your instructions. This is referred to as a "broker non-vote." Broker non-votes are counted in determining whether a quorum is present.

What vote is required?

        In order to have a quorum present at the Annual Meeting, a majority of our shares of common stock that are outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date. Directors must be elected by a plurality of the votes cast. The proposals to grant to the Board of Directors discretionary authority to amend the amended and restated certificate of incorporation to effect a reverse stock split at one of four ratios and to amend and restate our certificate of incorporation each require the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of Level 3 common stock. The proposal to authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof requires the affirmative vote of a majority of the votes cast by people present in person or by proxy at the Annual Meeting. For those situations that require an affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of our common stock, broker non-votes and abstentions will have the effect of a "no" vote. In all other cases, broker non-votes and abstentions will have no effect on the outcome.

Who will tabulate the vote?

        Our transfer agent, Wells Fargo Shareowners Services, will tally the vote, which will be certified by an inspector of election who is a Level 3 employee.

Who will bear the expenses of our solicitation? How will we solicit votes?

        We will bear our own cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by our directors and officers by personal interview, telephone, telegram, facsimile or e-mail. Our directors and officers will not receive additional compensation for this solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with these activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock held of record by these people, in which case we will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with these forwarding activities.

REELECTION OF CLASS II DIRECTORS PROPOSAL

        Effective after the Annual Meeting, our Board will consist of nine directors, divided into three classes, designated Class I, Class II and Class III. At that time, each of the Classes will consist of three directors. Three of the current four Class II directors are standing for reelection.

        At the Annual Meeting, the directors that are standing for reelection will be reelected to hold office for a three-year term until the 2008 Annual Meeting, or until their successors have been elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will, in their discretion, vote for that nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

        One of the current Class II directors, Mr. Mogens C. Bay, has decided not to seek reelection to the Board.

Explanatory Note

        On March 31, 1998, we separated the operations of our former construction business from the diversified or non-construction related portion of our business into a new corporation (the "Split-off"). In connection with the Split-off, we changed the company's name to "Level 3 Communications, Inc." and the construction business was renamed "Peter Kiewit Sons', Inc." Information presented in this Proxy Statement relating to periods prior to March 31, 1998, relates to information for the members of the Board and our executive officers during those periods.

Information as to Nominees for Reelection as Class II Directors

        The respective ages, positions with Level 3, if any, business experience, directorships in other companies and Board committee memberships, of the nominees for election are set forth below. All information is presented as of March 17, 2005. None of these directors is an employee of the Company.

        Admiral James O. Ellis, Jr. U.S. Navy (ret.), 57, has been a director of the Company since March 2005. Effective May 18, 2005, Admiral Ellis will become the president and chief executive officer of INPO, a nonprofit corporation established by the nuclear utility industry in 1979 to promote the highest levels of safety and reliability in the operation of nuclear electric generating plants. Admiral Ellis most recently served as Commander, U.S. Strategic Command in Omaha, Nebraska, before retiring in July 2004 after 35 years of service in the U.S. Navy. As Commander of the Strategic Command, he was responsible for the global command and control of U.S. strategic forces. In his Naval career, he held numerous commands, including Commander, U.S. Allied Forces Southern Europe. A graduate of the U.S. Naval Academy, he also holds M.S. degrees in Aerospace Engineering from the Georgia Institute of Technology and in Aeronautical Systems from the University of West

Florida. He served as a Naval aviator and was a graduate of the U.S. Naval Test Pilot School. Admiral Ellis is also a member of the Board of Directors of Lockheed Martin Corporation.

        Richard R. Jaros, 53, has been a director of the Company since June 1993 and served as President of the Company from 1996 to 1997. Mr. Jaros served as Executive Vice President of the Company from 1993 to 1996 and Chief Financial Officer of the Company from 1995 to 1996. He also served as President and Chief Operating Officer of CalEnergy from 1992 to 1993, and is presently a director of MidAmerican Energy Holdings Company ("MidAmerican") and Commonwealth Telephone Enterprises, Inc. ("Commonwealth Telephone"). Mr. Jaros is a member of the Board's Compensation Committee and Audit Committee.

        Dr. Albert C. Yates, 63, has been a director of the Company since March 2005. Dr. Yates retired after 12 years as president of Colorado State University in Fort Collins, Colorado in June 2003. He was also a chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Board of Kansas City-Denver Branch and the board of directors of First Interstate Bank. He currently serves as a director of Molson Coors Brewing Company and StarTek, Inc.

        The Board unanimously recommends a vote FOR the nominees named above.

Information as to Continuing Directors

        The respective ages, positions with Level 3, if any, business experience, directorships in other companies and Level 3 Board committee chairmanships, of the remaining members of the Level 3 Board are set forth below. All information is presented as of March 17, 2005.

        Walter Scott, Jr., 73, has been the Chairman of the Board of the Company since September 1979, and a director of the Company since April 1964. Mr. Scott has been Chairman Emeritus of Peter Kiewit Sons', Inc. ("PKS") since the Split-off. Mr. Scott is also a director of PKS, Berkshire Hathaway Inc., MidAmerican, Commonwealth Telephone and Valmont Industries, Inc. Mr. Scott is also the Chairman of the Executive Committee of the Board.

        James Q. Crowe, 55, has been the Chief Executive Officer of the Company since August 1997, and a director of the Company since June 1993. Mr. Crowe was also President of the Company until February 2000. Mr. Crowe was President and Chief Executive Officer of MFS Communications Company, Inc. ("MFS") from June 1993 to June 1997. Mr. Crowe also served as Chairman of the Board of WorldCom, Inc. from January 1997 until July 1997, and as Chairman of the Board of MFS from 1992 through 1996. Mr. Crowe is presently a director of Commonwealth Telephone. Mr. Crowe is a member of the Executive Committee of the Board.

        Robert E. Julian, 65, has been a director of the Company since March 1998. From 1992 to 1995 Mr. Julian served as Executive Vice President and Chief Financial Officer of the Company. Mr. Julian is the Chairman of the Audit Committee of the Board.

        Arun Netravali, 58, has been a director of the Company since April 2003. Prior to that, Mr. Netravali was Chief Scientist for Lucent Technologies from January 2002 until his retirement in April 2003, working with academic and investment communities to identify and implement important new networking technologies. Prior to that position, Mr. Netravali was President of Bell Labs as well as Lucent's Chief Technology Officer and Chief Network Architect from June 1999 to January 2002. Bell Labs serves as the research and development organization for Lucent Technologies. Mr. Netravali is a member of the Compensation Committee of the Board.

        John T. Reed, 61, has been a director of the Company since March 2003. Mr. Reed is also a Director of and a member of the Audit Committee of Bridges Investment Fund, Inc., a mutual fund. Mr. Reed was Chairman of HMG Properties, the real estate investment banking joint venture of

McCarthy Group, Inc. from 2000 until February 2005. Prior to that, he was Chairman of McCarthy & Co., the investment banking affiliate of McCarthy Group. Mr. Reed is also a director of McCarthy Group. Prior to joining McCarthy Group in 1997, Mr. Reed spent 32 years with Arthur Andersen, LLP. Mr. Reed is the Chairman of the Nominating and Governance Committee of the Board and a member of the Audit Committee of the Board.

        Michael B. Yanney, 71, has been a director of the Company since March 1998. He has served as Chairman of the Board, President and Chief Executive Officer of America First Companies L.L.C. for more than the last five years. Mr. Yanney is also a director of Burlington Northern Santa Fe Corporation. Mr. Yanney is the Chairman of the Compensation Committee of the Board and a member of the Board's Executive Committee and Nominating and Governance Committee.

Corporate Governance

        We adopted Corporate Governance Guidelines that address the governance activities of the Board and include criteria for determining the independence of the members of our Board. These guidelines are in addition to the requirements of the Securities and Exchange Commission and The Nasdaq Stock Market. The Guidelines also include requirements for the standing committees of the Board, responsibilities for Board members and the annual evaluation of the Board's and its committees' effectiveness. The Corporate Governance Guidelines are available on our website at www.level3.com. At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021. Any information that is included in the Level 3 website is not part of this Proxy Statement.

Independence

        The Board also evaluates the independence of each Director in accordance with applicable laws and regulations and its Corporate Governance Guidelines. Based on the recommendation of our Nominating and Governance Committee, the Board has determined that the following Directors are "independent" as required by applicable laws and regulations, by the listing standards of The Nasdaq Stock Market and by the Board's Corporate Governance Guidelines: James O. Ellis, Jr., Richard R. Jaros, Robert E. Julian, Arun Netravali, John T. Reed, Michael B. Yanney and Albert C. Yates. The Board has also concluded that the members of each of the Audit, Compensation and Nominating and Governance Committees are "independent" in accordance with these same standards.

Code of Ethics

        We adopted a code of ethics that complies with the standards mandated by the Sarbanes-Oxley Act of 2002. The complete code of ethics is available on our website at www.level3.com. At any time that the code of ethics is not available on our website, we will provide a copy upon written request made to Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021. Any information that is included in the Level 3 website is not part of this Proxy Statement. If we amend the code of ethics, or grant any waiver from a provision of the code of ethics that applies to our executive officers or directors, we will publicly disclose such amendment or waiver as required by applicable law, including by posting such amendment or waiver on our website at www.level3.com or by filing a Current Report on Form 8-K.

Stockholder Communications with Directors

        A stockholder who wishes to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:

  Level 3 Communications, Inc.
  Board of Directors [or committee name or
      Director's name, as appropriate]
  1025 Eldorado Boulevard
  Broomfield, Colorado 80021

The Company will forward all stockholder correspondence about Level 3 to the Board, committee or individual Director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

Executive Committee

        The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between Board meetings, except those functions assigned to specific committees. The members of the Executive Committee are Walter Scott, Jr. (Chairman), James Q. Crowe and Michael B. Yanney. The Executive Committee did not meet during 2004.

Audit Committee

        The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent public accountants. The Audit Committee reviews the services provided by our independent registered public accounting firm, consults with the independent registered public accounting firm and reviews the need for internal auditing procedures and the adequacy of internal controls. The members of the Audit Committee are Robert E. Julian (Chairman), Richard R. Jaros and John T. Reed. We believe that the members of the Audit Committee are independent within the meaning of the listing standards of The Nasdaq Stock Market. The Board has determined that Mr. Robert E. Julian, Chairman of the Audit Committee, qualifies as a "financial expert" as defined by the Securities and Exchange Commission. In making the determination, the Board considered Mr. Julian's credentials and financial background and found that he was qualified to serve as the "financial expert." The Audit Committee met six times during 2004 and took action by unanimous written consent one time. In addition, the Audit Committee met nine times to review the status of the Company's efforts relating to compliance with Section 404 of The Sarbanes Oxley Act of 2002.

        The Audit Committee has chosen KPMG LLP as our registered public accounting firm for 2005. As part of its responsibilities, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent public accountants in order to assure the public accountant's independence. The Audit Committee has adopted a pre-approval process with respect to the provision of audit and non-audit services to be performed by KPMG LLP. This pre-approval process requires the Audit Committee to review and approve all audit services and permitted non-audit services to be performed by KPMG LLP. Pre-approval fee levels for all services to be provided by KPMG LLP are established annually by the Audit Committee. Audit services are subject to specific pre-approval while audit-related services, tax services and all other services may be granted pre-approvals within specified categories. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate either type of pre-approval authority to one or more of its members. A report, for informational purposes only, of any pre-approval decisions made by a single member of the Audit Committee is made to the full Audit Committee on at least a quarterly basis. One hundred percent of the services that required pre-approval by the Audit Committee received that approval.

        One or more representatives of KPMG LLP will be present at the Annual Meeting. Although they will not make a statement at the meeting, they will be available to answer appropriate questions.

        The Audit Committee operates pursuant to a written charter. A copy of the Audit Committee's charter is available on our website at www.level3.com.

Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation strategy and policies to provide that we are able to attract key employees, that employees are rewarded appropriately for their contributions, that employees are motivated to achieve our objectives, that key employees are retained, and that such strategy and policies support our objectives, including the interests of our stockholders. The Compensation Committee also approves the salaries, bonuses and other compensation for all officers at the level of group vice president and above and reviews and recommends to the full Board, the compensation and benefits for non-employee Directors. The members of the Compensation Committee are Michael B. Yanney (Chairman), Mogens C. Bay, Richard R. Jaros and Arun Netravali. Level 3 believes that the members of the Compensation Committee are independent within the meaning of the listing standards of The Nasdaq Stock Market. The Compensation Committee met four times in 2004 and took action by unanimous written consent one time.

        The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee's charter is available on our website at www.level3.com.

  Compensation Committee Interlocks and Insider Participations

        None of the members of the Compensation Committee is an officer or employee of the Company.

Nominating and Governance Committee

        The Nominating and Governance Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the Company. The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in Corporate Governance Guidelines, and evaluates the qualifications of, and recommends to the full Board, candidates for election as Directors. The Nominating and Governance Committee has adopted a written charter. The members of the Nominating and Governance Committee are John T. Reed (Chairman), Mogens C. Bay and Michael B. Yanney. Level 3 believes that the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of The Nasdaq Stock Market. The Nominating and Governance Committee met two times in 2004.

        The Nominating and Governance Committee operates pursuant to a written charter. A copy of the Nominating and Governance Committee's charter is available on our website at www.level3.com.

Nomination Procedures

        In exploring potential candidates for director, the Nominating and Governance Committee considers individuals recommended by members of the committee, other directors, members of management and stockholders or self-nominated individuals. The committee is advised of all nominations that are submitted to us and determines whether it will further consider the candidates using the criteria described below.

        In order to be considered, each proposed candidate must:

  •
  be ethical;

  •
  have proven judgment and competence;

  •
  have professional skills and experience in dealing with a large, complex organization or in dealing with complex issues that are complementary to the background and experience represented on the Board and that meet the needs of Level 3;

  •
  have demonstrated the ability to act independently and be willing to represent the interests of all stockholders and not just those of a particular philosophy or constituency; and

  •
  be willing and able to devote sufficient time to fulfill his/her responsibilities to Level 3 and its stockholders.

        After the Nominating and Governance Committee has completed its evaluation, it presents its recommendation to the full Board for its consideration and approval. In presenting its recommendation, the committee also reports on other candidates who were considered but not selected.

        We will report any material change to this procedure in a quarterly or annual filing with the Securities and Exchange Commission and any new procedure will be available on our website at www.level3.com.

        Our By-laws require that a stockholder who wishes to nominate an individual for election as a Director at our Annual Meeting must give us advance written notice not less than 60 days prior to the anniversary date of the prior year's Annual Meeting and not more than 90 days prior to the anniversary date of the prior year's Annual Meeting, in connection with next year's Annual Meeting and provide specified information. Stockholders may request a copy of the requirements from the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021.

Board of Directors' Meetings

        The Board had nine meetings in 2004 and acted by unanimous written consent action on one occasion. In 2004, no director attended less than 75% of the meetings of the Board, and no director attended less than 75% of the meetings of the committees of which he was a member. Although we do not have a formal policy, it is expected that our Board members will attend our annual meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

        Except as set forth below, to our knowledge, no person that was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of our common stock failed to timely file all reports required under Section 16(a) of the Securities Exchange Act of 1934.

        In connection with the distribution of shares of our common stock pursuant to our 1998 Deferred Stock Purchase Plan in 2004, on one occasion a Form 4 reporting such distributions was not timely filed for Messrs. Charles C. Miller, Kevin J. O'Hara, Thomas C. Stortz, Sureel A. Choksi and Eric J. Mortensen. In connection with a quarterly grant of restricted stock to non-employee directors as part of their annual compensation, on one occasion, a Form 4 reporting that grant was not timely filed for Messrs. Mogens C. Bay, Richard R. Jaros, Robert E. Julian, David C. McCourt, Arun Netravali, John T. Reed and Michael B. Yanney. In addition, a Form 4 reporting the indirect acquisition of shares of Level 3 common stock was not timely filed for Mr. Michael B. Yanney.

Directors' Compensation

        During 2004, each of our directors who were not employed by us during 2004 earned fees consisting of a $30,000 annual cash retainer. Messrs. Yanney, Julian and Reed each earned an additional $20,000 annual cash retainer for serving as chairman of the Compensation Committee, Audit Committee, and Nominating and Governance Committee, respectively. Any member of the Board who was not employed by us during 2004 earned a $10,000 annual cash retainer for each non-chair membership on a standing committee of the Board. In addition to the annual cash compensation, each non-employee member of the Board received quarterly grants of restricted stock having a value of $37,500 at the time of grant, which amounted to an annual aggregate grant value of $150,000 for each such director. A total of 364,800 shares of restricted stock were granted to these directors for 2004 compensation. These shares of restricted stock will vest 100% on the later of April 1, 2005 and the first trading day on which transactions in our securities are permitted by our insider trading policy. In addition, Mr. Netravali received $20,000 as compensation for the performance of certain special committee duties at the request of the Board.

Executive Compensation

  Report of the Compensation Committee on Executive Compensation

        The Compensation Committee (the "Committee") is responsible for determining the cash and equity compensation of the Company's executive officers, including James Q. Crowe, Chief Executive Officer. The Committee reviews and approves the cash compensation of certain of Level 3's other senior executives based upon the recommendations of Mr. Crowe.

  Compensation Policies and Philosophy

        In order to attract and retain highly qualified employees, the Committee believes that it is important to provide a work environment that encourages each individual to perform to his or her potential and facilitates cooperation towards shared goals and a compensation program designed to attract the kinds of individuals the Company needs and to align employees' interests with the Company's stockholders.

        As part of its efforts to satisfy the need to attract, retain and motivate the individuals who possess the skills necessary to grow Level 3's business, management and the Committee believe that the Company's compensation philosophy needs to reflect the Company's core beliefs about rewarding its employees. These core beliefs include:

  •
  employee ownership as a demonstration of an economic stake in the Level 3 business that aligns employees' interests with those of our stockholders;

  •
  employees sharing appropriately with investors in the value that their results help to create;

  •
  compensation principles that are broad based and intended to be appropriate across business groups—communications and information services—and within each business group, provide all employees with the opportunity to participate in compensation programs based on the value that they help to create; and

  •
  the creation and maintenance of a work environment that encourages each individual to perform to his or her potential and facilitates cooperation towards shared goals.

        With respect to compensation programs that reflect these core beliefs, the Committee believes that short-term financial rewards alone are not sufficient to attract and retain qualified employees. A properly designed long-term compensation program is a necessary component of employee recruitment and retention. In this regard the Company's philosophy is to pay annual cash salary compensation for executives that is moderately less than the annual cash salary compensation paid by competitors and a performance based cash bonus, which, if the Company's goals are met, when added to the annual salary results in a total annual cash compensation that is moderately greater than the total annual cash compensation paid on average by competitors. In addition, employees may, from time to time, receive additional cash bonus compensation relating to the individual employee's contribution to the Company achieving special initiatives or programs.

        The Compensation Committee also believes that a critical component of Level 3's compensation philosophy is having the ability to provide appropriate incentives to employees through a long term incentive program that is tied to stock price performance. The Company currently has two complementary, equity based, long term incentive or LTI programs. The first is an innovative stock-indexed program referred to as the Outperform Stock Option or OSO program, which is administered under the Company's 1995 Stock Plan, as amended. The second is a 401(k) Plan matching contribution in the form of shares of Level 3 common stock. The 1995 Stock Plan, as amended, affords the Committee flexibility to use a variety of means to provide the appropriate incentives as part of a long term compensation program. From time to time, the Committee evaluates the structure of the Company's LTI programs and may make modifications to these programs to reflect the changing needs for the Company to continue to attract, retain and motivate its employees. These changes may be based, in part, on market conditions and the LTI programs of competitors.

        The Company continues to believe that the qualified candidates it seeks, as well as the current employees it wants to retain and motivate, place particular emphasis on equity based, LTI programs. In determining the type of equity based LTI compensation to deliver, Level 3 has historically designed its compensation programs based on the performance of the Level 3 common stock between the date that an award is made and the date that the award is exercised by the employee.

        With respect to the determination of the compensation of executive officers, the Committee considers the following factors (ranked in order of importance): (i) Level 3's performance measured by attainment of specific objectives; (ii) the individual performance of each executive officer; (iii) comparative industry compensation levels; and (iv) historical cash and compensation levels. The comparable industry compensation data is based in part on public telecommunications companies that are included in the Nasdaq Telecommunications Stock Index, which was chosen as the peer group for the Performance Graph, and on other publicly traded telecommunications and high growth technology companies with comparable market capitalization.

  Determination of the Chief Executive Officer's Compensation for 2004

        In the latter part of 2003, the Committee determined that it would consider the payment of a 2004 cash bonus to Mr. Crowe based upon additional evidence of the attainment of objectives that were first identified in the latter part of 2002 and were described in detail in the Committee's report for the year ended December 31, 2003. These 2003 objectives included:

  •
  achieve free cash flow breakeven by year-end 2003, while balancing a focus on Long-Term Value Creation (as measured by net present value of future cash flows and other appropriate measures) for the communications business;

  •
  grow revenue, at industry-leading margins, by: using existing assets to create new services; concentrate on customers in particular industries (for example, financial services); and alternative means for the company to distribute its services without the use of a specific sales force (that is, alternative distribution channels such as value added resellers); and

  •
  successfully integrate the assets acquired in the Genuity transaction and develop a core competency at integrating future acquisitions.

        At the end of the first quarter 2004, the Committee determined to award Mr. Crowe a cash bonus of $2,000,000 to reflect the Company's continuing achievement of these 2003 objectives, with an emphasis on the first quarter 2004's cash flow results. Mr. Crowe did not receive any additional equity based compensation for continuing to achieve these 2003 objectives during the first part of 2004.

        In the early part of 2004, based on management's recommendation, the Committee established the following objectives for the 2004 senior management cash bonus program:

  •
  substantially improve the communications business' methods and processes for new service development;

  •
  introduce new services in the communications business that meet the Company's strategic and financial criteria;

  •
  produce significant revenue from new services, that is, services other than managed modem, transport and colocation services;

  •
  achieve budgeted financial targets.

        In addition to performance against these criteria, the Committee considered a number of additional factors in exercising its discretion to determine 2004 cash bonus awards, in addition to the general compensation philosophy outlined above. These factors included: the prevailing market and economic conditions; other special bonus initiatives or objectives that were established and approved by the Compensation Committee during the course of the fiscal year; and non-budgeted business activities such as mergers, acquisitions, divestitures, private and public capital markets transactions and re-financings.

        During 2004, the Company made the following progress in meeting the objectives outlined by the Committee.

        With respect to substantially improving the communications business' methods and processes for new service development, Level 3 developed a new service development process. This process was established with stages or "gates" along the path of developing a new service to determine if a concept was ready to progress along the development path. This new service development process is now being used for the introduction of all new services and has helped to identify the need for market segmentation research in the early stages of new service development as a key to successfully launching a new service. Challenges remain with the new service development process, including making the process as efficient as possible.

        With respect to the objective of introducing new services in the communications business that meet the Company's strategic and financial criteria, the Company did launch several new services during 2004 and the Company was able to maintain the communications business' industry leading gross margins at a level that was consistent with 2003. The Company saw significant customer demand for its wholesale Voice-over-IP (or VoIP) services, particularly (3)VoIPSM Local Inbound and (3)Voice® Termination services. Level 3 also saw key customer contracting success with the launch of its new (3)VoIPSM Enhanced Local and consumer oriented VoIP service, including winning a significant percentage of large scale contracts that were put to bid during 2004. With these successes, however, challenges were identified as well including disappointing results from other new service offerings. Although the Company successfully created an alternative distribution channel through the use of distribution partners and value added resellers, the amount of revenue generated through this alternative distribution channel from the services that were designed to use this channel was disappointing.

        In considering the objective of producing significant revenue from new services, that is, services other than managed modem, transport and colocation services, the Company's results were disappointing. However, the company's results relating to achieving other budgeted financial targets were generally in line with the Committee's expectations, with the exception of "consolidated free cash flow."

        Merger and acquisition activities during the year were very successful and contributed positively to the Company's results for 2004. These activities included transactions relating to the managed modem or dial-up businesses of ICG Communications, Allegiance Communications, KMC Telecom and Sprint Communications. The integration efforts for each of these transactions is either completed or ahead of expected completion targets. In addition, these transactions are expected to be cash flow positive either ahead of, or in line with, management's expectations.

        Finally, during the fall of 2004, the Company successfully accessed the capital markets with an offering of $345 million aggregate principal amount of 5.25% Convertible Senior Notes due 2011 and accessed the secured term loan market by obtaining a $730 million term loan that matures also in 2011. The Company used the majority of the net proceeds of these transactions to fund a cash tender offer for the purchase of approximately $1.1 billion aggregate principal amount of the Company's senior unsecured notes maturing in 2008. This transaction resulted in a net reduction of long term debt of approximately $30 million and an annual cash interest expense savings of approximately $28 million.

        The Compensation Committee is satisfied with Mr. Crowe's leadership of the Company and his performance during 2004 given the challenging circumstances in the communications industry and the successes that are described above. However, giving consideration to the challenges also described above and the cash bonus paid earlier in 2004, the Committee determined not to pay Mr. Crowe any additional cash bonus for his 2004 performance. In addition, Mr. Crowe, as well as Messrs. O'Hara and Miller, had determined in the spring of 2004 that they would not participate in the Company's outperform stock option program during 2004. Although the Compensation Committee determined to award cash bonuses to other members of the Company's senior management based upon the successes described above, Mr. Crowe did not receive any further cash bonus for 2004 performance, and did not receive any grants of outperform stock options.

  Section 162(m) of the Internal Revenue Code

        In making compensation decisions for our executive officers, the Committee takes into consideration the tax deductibility limitations of Section 162(m) of the Internal Revenue Code. Our OSO program is intended to meet the requirements for "qualified performance-based compensation" that is exempt from these deductibility limitations. However, the Committee does not believe it is advisable to adopt a strict policy against paying nondeductible compensation, and may do so in appropriate circumstances.

The Compensation Committee:

Mogens C. Bay Richard R. Jaros	Arun Netravali Michael B. Yanney, Chairman

  For the year ended December 31, 2004

Stock Ownership Guidelines

        The Compensation Committee has adopted guidelines for Level 3 common stock ownership by directors, the Vice Chairman, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, Executive Vice Presidents and the Controller. These guidelines are based on a dollar value of our common stock. The following table summarizes these guidelines.

CEO	$10,000,000
COO/President/Vice Chairman	$2,500,000
Executive Vice Presidents/CFO	$1,000,000
Controller	$500,000
Directors	$250,000

The Compensation Committee will review these guidelines at least annually, and may update or modify the guidelines based on a variety of factors including the composition of our senior management team and stock market conditions. Stock held by the individual, his or her spouse and minor children, along with shares of our common stock held in the individual's Level 3 401(k) Plan account and in trusts for the benefit of these individuals will be included for purposes of determining the individuals satisfaction of the ownership guidelines.

        The Compensation Committee has concluded that grants of restricted stock will not be made to assist individuals in meeting the ownership guidelines. In addition, the Compensation Committee has concluded not to force individuals to make either private or open market purchases of our common stock to meet the ownership guidelines. Rather, the Compensation Committee has concluded that until such time as the individual is in compliance with these guidelines, 25% of the after tax value of any Outperform Stock Option exercise or restricted stock grant that has vested should be held by the individual in the form of shares of our common stock until such time as the guideline has been met. The failure of an individual to make a good faith effort to meet the guidelines in a timely manner and to maintain their compliance with the guidelines will be a significant factor in the Compensation Committee's and senior management's determinations of the individual's future bonus payments and long term incentive compensation awards.

Executive Compensation Summary

        The table below shows the annual compensation of our chief executive officer and our next four most highly compensated executive officers for the 2004 fiscal year (the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)(1)	Securities underlying Options/SARs (#)(2)	All Other Compensation ($)(3)
James Q. Crowe CEO	2004 2003 2002	389,423 374,615 365,000	2,000,000 5,500,000 1,261,862	— — —	— — —	— — —	17,100 18,000 —
Keith R. Coogan CEO Software Spectrum	2004 2003 2002	446,538 421,730 406,461	1,487,620 220,116 1,858,443	— — —	— — —	— — —	10,002 1,414 2,350
Kevin J. O'Hara President and COO	2004 2003 2002	384,231 369,615 360,000	1,000,000 2,500,000 1,511,700	— — —	500,000 — —	— — —	4,100 6,000 40,124
Charles C. Miller, III Vice Chairman and Executive Vice President	2004 2003 2002	373,846 357,692 300,000	750,000 2,000,000 1,134,750	— — —	500,000 — —	— — —	17,100 18,000 46,812
Sureel A. Choksi Executive Vice President	2004 2003 2002	363,077 339,735 332,789	500,000 739,400 610,562	— — —	250,000 — —	— — —	17,100 18,000 33,117

(1)
Shares of restricted stock were awarded after the completion of fiscal year 2004 for performance during fiscal year 2004. These shares of restricted stock will vest in equal annual installments on each of the first three anniversaries of the date of grant. No shares of restricted stock were held at the end of the most recently completed fiscal year. The holder of these shares of restricted stock will have no rights to any dividends that we may declare and pay until the shares of restricted stock have vested in whole or in part.

(2)
See discussion below regarding Outperform Stock Option grants.

(3)
The amounts in this column represent employer matching contributions to the Named Executive Officers' 401(k) Plan accounts and profit sharing contributions that were also made to the Named Executive Officers' 401(k) Plan accounts for 2004. The contributions made by us were made in the form of units of our common stock as part of the Level 3 401(k) Plan.

        Our Named Executive Officers did not receive any additional perquisite compensation that requires disclosure. We permit the personal use of our aircraft by certain members of our senior management. This personal use of our aircraft is done pursuant to an Aircraft Time-Share Agreement, which provides that we will charge the individual the cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. We received a total payment in the amount of $188,474 from Mr. James Q. Crowe, Chief Executive Officer under his agreement for the period January 1, 2004 to December 31, 2004, and a total payment in the amount of $104,996 from Mr. Kevin J. O'Hara, President, and Chief Operating Officer under his agreement for the same period.

        No Named Executive Officer received any stock options (see below for a description of the grants of Outperform Stock Options to the Named Executive Officers), stock appreciation rights ("SARs") or long-term incentive performance ("LTIP") payouts for the fiscal year ended December 31, 2004.

Aggregate Options/SAR Exercises and Fiscal Year End Option/SAR Value Table

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Q. Crowe	—	—	—	—	—	—
Keith R. Coogan	—	—	—	—	—	—
Kevin J. O'Hara	—	—	500,000	—	$0	—
Charles C. Miller, III	—	—	—	—	—	—
Sureel A. Choksi	—	—	100,000	—	$0	—

(1)
On December 31, 2004 (the last trading day of 2004), the last reported sale price for our common stock as reported by The Nasdaq Stock Market was $3.39.

Outperform Stock Option Grants

        To date, our Outperform Stock Option program has been the primary component of our long term incentive, stock-based compensation programs. The OSO program was designed so that the Level 3 common stock price must increase relative to the performance of a broad-based, market stock index before OSO holders receive any return on their options. In other words, our common stock price must pass a "hurdle" of a stock index growth prior to the OSO having any value upon exercise. Currently, the broad-based, market stock index used in the OSO program is the S&P® 500 Index, although the Compensation Committee reserves the right to select another broad-based, market stock index for use in this program. In July 2000, we adopted a convertible outperform stock option program, ("C-OSO") as an extension of the existing OSO plan. The program offers similar features to those of an OSO, but provides an employee with the greater of the value of a single share of our common stock at exercise, or the calculated OSO value of a single OSO at the time of exercise.

        The following table summarizes OSO program grants to the Named Executive Officers during 2004.

OSO Program Grants In Last Fiscal Year

	Individual Grants		Total Number of Awards at FY-End (#)(1)		Value of Total Unexercised In-the Money Awards at FY-End ($)(2)
Name	Number of Awards Granted(3)	Expiration Date	Exercisable	Unexercisable	Exercisable	Unexercisable
James Q. Crowe OSO Awards	—	—	2,047,670	104,118	24,955	—
Keith R. Coogan OSO Awards	7,020 7,020 35,063 31,875	01/01/08 04/01/08 07/01/08 10/01/08	15,836	97,337	—	77,393
Kevin J. O'Hara OSO Awards	—	—	1,033,220	52,089	12,768	—
Charles C. Miller, III OSO Awards	—	—	736,931	37,221	9,286	—
Sureel A. Choksi(4) OSO Awards	8,259 8,259 50,000 50,000	01/01/08 04/01/08 07/01/08 10/01/08	268,947	138,337	5,804	121,400

(1)
For OSOs granted prior to August 2002, vesting is in equal quarterly installments over two years. For OSOs granted after August 2002, 50% of the award vests on the first anniversary of the award, and the remaining 50% vests in equal quarterly installments so that the award is fully vested at the end of the second year after the date of the award. No OSO award, including a vested OSO award, granted prior to March 1, 2001 can be exercised until the second anniversary of the date of its grant. OSOs awarded after the March 1, 2001 awards can be exercised upon vesting. OSOs awarded after August 1, 2002 can be exercised upon vesting, subject to a portion of such awards that can not be exercised until the second anniversary of the date of its grant. The OSO awards provide for acceleration of vesting and the lifting of the two year prohibition on exercise (with respect to OSO awards granted prior to March 1, 2001 and OSO awards granted after August 1, 2002) in the event of a change of control, as defined in our 1995 Stock Plan, as amended.

(2)
OSO value at December 31, 2004 has been computed based upon the OSO formula and multiplier as of that date and the closing sale price of our common stock on that date. The value of an OSO is subject to change based upon the performance of our common stock relative to the performance of the S&P® 500 Index from the time of the grant of the OSO award until the award has been exercised. Since the value of an OSO depends on the degree to which our common stock outperforms the S&P® 500 Index, neither the grant date present value nor the potential realizable value at assumed rates of stock price appreciation can be reliably calculated.

(3)
OSOs have an initial exercise price that is equal to the closing market price of our common stock on the trading day immediately prior to the date of grant. This exercise price is referred to as the Initial Price. When an employee elects to exercise an OSO, the Initial Price is adjusted upward or downward—as of the date of that exercise—by a percentage that is equal to the aggregate percentage increase or decrease in the S&P 500® Index over the period beginning on the date of grant and ending on the trading day immediately preceding the date of exercise of the OSOs.

(4)
Mr. Choksi also holds 200,000 C-OSOs as of December 31, 2004, which are fully vested and had a value of $678,000 as of that date. These C-OSOs expire on September 1, 2005.

Certain Relationships and Related Transactions

        We permit the personal use of our aircraft by certain members of our senior management. This personal use of our aircraft is done pursuant to an Aircraft Time-Share Agreement, which provides that we will charge the individual the cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. We received a total payment in the amount of $188,474 from Mr. James Q. Crowe, Chief Executive Officer under his agreement for the period January 1, 2004 to December 31, 2004, and a total payment in the amount of $104,996 from Mr. Kevin J. O'Hara, President, and Chief Operating Officer under his agreement for the same period.

        Messrs. Scott and Bay are members of the Board of Directors of Peter Kiewit Sons', Inc. ("PKS") as well as members of the Board of the Company.

        Level 3 and PKS are parties to various aircraft operating agreements pursuant to which PKS provides Level 3 with aircraft maintenance, operations and related services. During 2004, Level 3 incurred costs to PKS of approximately $104,000 pursuant to these agreements.

        In connection with the Split-off, Level 3 and PKS entered into various agreements intended to implement the Split-off, including a tax-sharing agreement.

        Tax Sharing Agreement.    Level 3 and PKS have entered into a tax sharing agreement (the "Tax Sharing Agreement") that defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to operations for tax years (or portions thereof) ending prior to the Split-off and with respect to certain tax attributes of Level 3 and PKS after the Split-off. Under the Tax Sharing Agreement, with respect to periods (or portions thereof) ending on or before the Split-off, Level 3 and PKS generally will be responsible for paying the taxes relating to such returns (including any subsequent adjustments resulting from the re-determination of such tax liabilities by the applicable taxing authorities) that are allocable to the non-construction business and the construction business, respectively.

        The Tax Sharing Agreement also provides that Level 3 and PKS will indemnify the other from certain taxes and expenses that would be assessed on PKS and Level 3, respectively, if the Split-off were determined to be taxable, but solely to the extent that such determination arose out of the breach by Level 3 or PKS, respectively, of certain representations made to the Internal Revenue Service in connection with the private letter ruling issued with respect to the Split-off. Under the Tax Sharing Agreement, if the Split-off were determined to be taxable for any other reason, those taxes and certain other taxes associated with the Split-off (together, "Split-off Taxes") would be allocated 82.5% to Level 3 and 17.5% to PKS. The Tax Sharing Agreement, however, provides that Split-off Taxes will be allocated one-half to each of Level 3 and PKS if a Forced Conversion Determination is made. As a result of the Forced Conversion Determination, the Split-off Taxes would be so allocated. Finally, the Tax Sharing Agreement provides, under certain circumstances, for certain liquidated damage payments from Level 3 to PKS if the Split-off were determined to be taxable, which are intended to compensate stockholders of PKS indirectly for taxes assessed upon them in that event. Those liquidated damage payments, however, are reduced because of the Forced Conversion Determination.

        Mine Management Agreement.    In 1992, PKS and Level 3 entered into a mine management agreement (the "Mine Management Agreement") pursuant to which Kiewit Mining Group Inc. ("KMG"), a subsidiary of PKS, provides mine management and related services for Level 3's coal mining properties. In consideration of the provision of such services, KMG receives a fee equal to 30% of the adjusted operating income of the coal mining properties. Level 3 incurred expenses for services provided by KMG under the Mine Management Agreement of approximately $6 million for the year ended December 31, 2004. The term of the Mine Management Agreement expires on January 1, 2016.

        In connection with the Split-off, the Mine Management Agreement was amended to provide KMG with a right of offer in the event that Level 3 were to determine to sell any or all of its coal mining properties. Under the right of offer, Level 3 would be required to offer to sell those properties to KMG at the price that Level 3 would seek to sell the properties to a third party. If KMG were to decline to purchase the properties at that price, Level 3 would be free to sell them to a third party for an amount greater than or equal to that price. If Level 3 were to sell the properties to a third party, thus terminating the Mine Management Agreement, it would be required to pay KMG an amount equal to the discounted present value to KMG of the Mine Management Agreement, determined, if necessary, by an appraisal process.

REVERSE STOCK SPLIT PROPOSAL

        We are asking stockholders to approve a proposal to grant the Board discretionary authority to effect a reverse stock split pursuant to one of four alternative ratios. A reverse stock split would reduce the number of outstanding shares of our common stock, and the holdings of each stockholder, according to the same formula. The proposal calls for four possible reverse stock split ratios: 1-for-5, 1-for-10, 1-for-15 and 1-for-20. If the proposal is approved, the Board may in its discretion amend the amended and restated the certificate of incorporation to effect a reverse stock split using one of the ratios included in the proposal at any time prior to May 17, 2006. The Board will also have the sole discretion not to effect any reverse stock split.

        We are asking stockholders to approve this proposal in an effort to raise our stock price to a level that may result in a broader investor base finding our common stock a more attractive investment.

        The Board has unanimously adopted a resolution seeking stockholder approval of, and recommends that you vote FOR, the proposal.

        If the proposal is approved, the Board will have the discretion to effect one reverse stock split at any time prior to May 17, 2006, using one of the approved ratios, or to choose not to effect a reverse stock split at all, based on its determination of which action is in the best interests of Level 3 and its stockholders. The Board reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

        We currently have 1.5 billion authorized shares of common stock. As of March 30, 2005, the record date for the Annual Meeting, 691,867,511 shares of common stock were outstanding. "Authorized" shares represent the number of shares of common stock that we are permitted to issue under our certificate of incorporation. Since we do not have any shares of our common stock that we have repurchased, which are referred to as "treasury shares," the number of shares of common stock "outstanding" represents the number of shares of common stock that we have actually issued from the pool of authorized shares of common stock. The reverse stock split, if implemented, would have the principal effect of reducing both the outstanding number of shares of common stock and the authorized number of shares of common stock by the ratio selected by the Board, and, except for the effect of fractional shares, each stockholder's proportionate ownership interest in the Company would be the same immediately before and after the reverse stock split.

Purposes of the Reverse Stock Split

        The purpose of the reverse stock split is to attempt to increase the per share trading value of our common stock. Our Board intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interest of Level 3 and its stockholders. If the trading price of our common stock increases without a reverse stock split, the Board may exercise its discretion not to implement a reverse split.

        We believe that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, we may be able to raise our common stock price to a level where our common stock would be viewed more favorably by potential investors.

        Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price after a reverse stock split should reduce this concern.

        The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of our common stock.

        Our common stock currently trades on the Nasdaq National Market under the symbol "LVLT." The Nasdaq National Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that the Level 3 common stock have a trading price that is greater than or equal to $1.00 per share. Today, Level 3 meets all of the Nasdaq National Market's continued listing criteria, including the minimum trading price requirement. Although we do not believe that we currently have an issue relating to the continued listing of our common stock on the Nasdaq National Market, we believe that approval of this proposal would provide the Board with the ability to meet the continued listing standard in the future, to the extent that our common stock price would not otherwise meet the minimum trading requirement.

        The Board believes that stockholder approval of four potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board's determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio from among the four ratios described in this Proxy Statement. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and the Board determines to implement any of the reverse stock split ratios, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects.

        You should keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of the Level 3 business or a stockholder's proportional ownership in the Company. You should also consider that in many cases, the market price of a company's shares declines after a reverse stock split.

        The reverse stock split proposal is not conditioned on the stockholders approving the amendment and restatement of the certificate of incorporation proposal described below.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all Level 3 common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

        There can be no assurance that the market price per new share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on March 16, 2005 of $2.34 per share, if the Board were to implement the reverse stock split and utilize a ratio of 1-for-10, we cannot assure you that the post-split market price of our common stock would be $23.40 (that is, $2.34 × 10) per share or greater. In many cases, the market price of a company's shares declines after a reverse stock split.

        Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

If the reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

        While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

        If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

        If approved and implemented, the principal effects of the reverse stock split would include the following:

  •
  depending on the ratio for the reverse stock split selected by the Board, each 5, 10, 15 or 20 shares of our common stock that you own will be combined into one new share of common stock;

  •
  the number of shares of common stock issued and outstanding will be reduced proportionately based on the ratio selected by the Board;

  •
  the total number of shares of common stock that we are authorized to issue will be reduced proportionately based on the ratio selected by the Board;

  •
  appropriate adjustments will be made to stock options, outperform stock options and other securities convertible into shares of our common stock granted under Company plans to maintain the economic value of the awards;

  •
  the number of shares reserved for issuance under Level 3's 1995 Stock Plan will be reduced proportionately based on the ratio selected by the Board (and any other appropriate adjustments or modifications will be made under the plans); and

  •
  the conversion price of our convertible subordinated notes and the number of shares reserved for issuance upon conversion will be adjusted in accordance with their terms based on the ratio selected by the Board.

        The common stock resulting from the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

        The reverse stock split would not, by itself, affect our assets or prospects. Also, if approved and implemented, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Fractional Shares

        No fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the number selected by the Board for the reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof. We will arrange for a third party to aggregate the fractional shares of registered stockholders, sell them in the open market and deliver the proceeds to those stockholders. We will pay any brokerage commissions in connection with the sale.

        Stockholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of common stock that would have been exchanged for such fractional shares.

Authorized Shares

        The reverse stock split would affect all issued and outstanding shares of Level 3 common stock and outstanding rights to acquire Level 3 common stock. Upon the effectiveness of the reverse stock split, the total number of shares of common stock that we are authorized to issue will be reduced proportionately based on the ratio selected by the Board. As of the record date for the Annual Meeting, we had 1.5 billion shares of authorized common stock and approximately 689 million shares of common stock issued and outstanding. If the AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION PROPOSAL described below is approved and if a reverse stock split has not been effected at the time of the amendment and restatement, we will continue to have 1.5 billion authorized shares of common stock authorized†. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

Accounting Matters

        The par value of the common stock will remain at $.01 per share after the reverse stock split. As a result, as of the effective time, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is

†
If the AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION PROPOSAL described below is not approved, we will continue to have 10,000,000 authorized shares of preferred stock and 8,500,000 shares of Class R Convertible Common Stock, par value $.01 per share, all of which are unissued at this time.

reduced. In future financial statements, we will restate net income or loss and other per share amounts for periods ending before the reverse stock split to give retroactive effect to the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If stockholders approve the proposal and the Board decides to implement the reverse stock split, we will file with the Secretary of State of the State of Delaware a certificate of amendment to our amended and restated certificate of incorporation. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which we refer to as the "effective time" and "effective date," respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split. The text of the certificate of amendment would be in substantially the form attached hereto as Annex 2; except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the Board, including the insertion of the effective time, effective date, number of authorized shares and the reverse stock split ratio selected by Board.

        Upon a reverse stock split, we intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

        Following any reverse stock split, stockholders holding physical certificates will need to exchange those certificates for new certificates and a cash payment in lieu of any fractional shares, and we expect that the common stock will receive a new CUSIP number.

        Wells Fargo Shareowner Services, our transfer agent, will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the bank. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Appraisal Rights

        Stockholders do not have appraisal rights under Delaware General Corporation Law or under our certificate of incorporation in connection with the reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

        We reserve the right to abandon the reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our certificate of incorporation, even if the authority to effect the reverse stock split has been approved by our stockholders at the Annual Meeting. By voting in favor of the reverse stock split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

Certain Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split (the "old shares") were, and the new shares received will be, held as a "capital asset," as defined in the Internal Revenue Code (generally, property held for investment).

        Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, we believe that the material U.S. federal income tax consequences of the reverse stock split are as follows:

  •
  Level 3 will not recognize any gain or loss as a result of the reverse stock split.

  •
  You will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received instead of fractional shares.

  •
  The aggregate adjusted basis of the shares of each class of our common stock you hold following the reverse stock split will be equal to your aggregate adjusted basis immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.

  •
  Your holding period for the common stock you continue to hold after the reverse stock split will include your holding period for the common stock you held immediately prior to the reverse stock split.

        In general, if you receive cash instead of a fractional share of our common stock, you will recognize capital gain or loss based on the difference between the amount of cash received and your adjusted basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if your holding period for our common stock is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

        Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential tax consequences to you of the reverse stock split.

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION PROPOSAL

        We are asking stockholders to approve a proposal to amend and restate our certificate of incorporation. The purpose of amending and restating the certificate of incorporation is to eliminate provisions in the certificate of incorporation that were needed prior to the March 31, 1998, separation of our then construction business operations from the diversified or non-construction related portion of its business into a new corporation. This transaction is referred to as the Split-off.

        In connection with the Split-off, our certificate of incorporation was amended to include provisions for the issuance of Class R Convertible Common Stock, par value $.01 per share. The Class R Stock was issued in connection with the Split-off, and subsequently fully converted, pursuant to its terms, into shares of our common stock in 1998. In addition, our certificate of incorporation also contained provisions relating to our historical practice prior to the Split-off of repurchasing shares of common stock upon an employee's termination or retirement. The effect of the adoption of the proposed amended and restated certificate of incorporation will be to remove provisions relating to the Class R Stock and our prior stock repurchase obligations. The Board believes that each of these provisions is no longer needed for the operation of our business.

        The proposed form of the Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Annex 3 and is incorporated by reference as if set forth in full.

        We are asking stockholders to approve this proposal in an effort to simply the Level 3 certificate of incorporation.

        The amendment and restatement of certificate of incorporation proposal is not conditioned on stockholders approving the reverse stock split proposal described above.

        The Board has unanimously adopted a resolution seeking stockholder approval of, and recommends that you vote FOR, the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 17, 2005, by Level 3's directors, the Named Executive Officers, and directors and executive officers as a group, and each person known by the Company to beneficially own more than 5% of the outstanding our common stock.

Name	Number of Shares of Common Stock†	Percent of Common Stock Beneficially Owned‡ (%)
James Q. Crowe(1)	6,444,419	*
Keith R. Coogan	—	*
Kevin J. O'Hara(2)	1,625,750	*
Charles C. Miller, III	377,979	*
Sureel A. Choksi(3)	535,723	*
Walter Scott, Jr.(4)	37,725,314	5.44
Mogens C. Bay	106,997	*
James O. Ellis, Jr.	66,667	*
Richard R. Jaros(5)	3,587,495	*
Robert E. Julian(6)	4,065,577	*
Arun Netravali	89,771	*
John T. Reed(7)	113,300	*
Michael B. Yanney(8)	154,617	*
Albert C. Yates	66,667	*
Directors and Executive Officers as a Group (17 persons)(9)	56,495,803	8.07
Southeastern Asset Management, Inc.(10).	160,978,189	23.50
Legg Mason(11)	75,134,700	10.96
AXA Financial, Inc.(12)	68,988,977	10.10
Fairfax Financial Holdings Limited(13)	48,041,523	6.60

*
Less than 1%.

†
It is the Company's practice to include in this table the number of shares of our common stock issuable upon exercise of Outperform Stock Options, if any, which are exercisable within 60 days. The value of the Outperform Stock Options is dependent upon the extent to which our common stock has outperformed the results of the S&P® 500 Index. The number of shares of our common stock issuable upon exercise of an Outperform Stock Option has been calculated based upon the closing price of our common stock on March 14, 2005. The number of shares issuable upon exercise of an Outperform Stock Option is therefore subject to change to the extent that the relationship between the price of our common stock and the results of the S&P® 500 Index change.

(1)
Includes 520,000 shares of our common stock held by The Cherry Creek Trust, of which Mr. Crowe is the sole beneficiary.

(2)
Includes 46,000 shares of our common stock held by Kevin J. O'Hara Family LTD Partnership. Includes 500,000 shares of our common stock subject to vested non-qualified stock options.

(3)
Includes 200,000 shares of our common stock issuable upon the exercise of vested C-OSOs.

(4)
Includes 99,700 shares of our common stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers and 383,503 shares of our common stock issuable upon conversion of $25 million in principal amount of our 6% convertible subordinated notes that Mr. Scott holds and 3,251,275 shares of our common stock held indirectly by Mr. Scott. In addition, includes 1,514,840 shares of our common stock issuable upon the exercise of warrants held by Mr. Scott.

(5)
Includes 370,000 shares of our common stock held by the Jaros Family Limited Partnership. Includes 2,000,000 shares of our common stock subject to vested non-qualified stock options held by Mr. Jaros.

(6)
Includes 1,000,000 shares held by a Julian Properties, LP, of which Mr. Julian is the sole general partner.

(7)
Includes 11,000 shares of our common stock held by Reed Partners, LP, of which Mr. Reed and his spouse are the sole general partners.

(8)
Includes 2,100 shares held in Mr. Yanney's IRA account and 19,440 shares of our common stock held by America First Companies, LLC, of which Mr. Yanney and his spouse own approximately 47% of the outstanding membership interests.

(9)
Includes 2,865,000 shares of our common stock subject to vested non-qualified stock options and 310,462 shares of our common stock issuable upon exercise of vested C-OSOs. Also includes 1,514,840 shares of our common stock issuable upon the exercise of warrants and 383,503 shares issuable upon conversion of the Company's 6% Convertible Subordinated Notes due 2009.

(10)
Address for Southeastern Asset Management, Inc. is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119. The following information is based solely on Southeastern Asset Management, Inc.'s Schedule 13G dated February 7, 2005, and does not include information relating to any pending agreement to acquire our 10% Convertible Senior Notes due 2011. Percentage of outstanding is as reported in the Schedule 13G.

Information presented is presented by Southeastern Asset Management, Inc. as a registered investment adviser. All of the securities reported are owned legally by Southeastern Asset Management, Inc.'s advisory clients and none are owned directly or indirectly by Southeastern Asset Management, Inc. Includes 81,029,000 shares of our common stock held by Longleaf Partners Fund, of which Southeastern Asset Management, Inc. shares voting and dispositive power, 27,197,271 shares of our common stock held by Longleaf Partners Small-Cap Fund, of which Southeastern Asset Management, Inc. shares voting and dispositive power. Southeastern Asset Management, Inc. exercises sole dispositive power with respect to 52,751,918 shares of our common stock held by discretionary managed accounts, including 40,101,763 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management, Inc. has sole voting power and 12,650,155 shares of our common stock held by discretionary managed accounts for which Southeastern Asset Management has no voting power.

(11)
Address for Legg Mason, Inc. related entities is 100 Light Street, Baltimore, Maryland 21202. The following information is based solely on Legg Mason, Inc.'s ("Legg Mason") Schedule 13G dated February 14, 2005 and does not include information relating to any pending agreement to acquire our 10% Convertible Senior Notes due 2011. Percentage of outstanding is as reported in the Schedule 13G.

Includes 35,000,000 shares of our common stock of which LLM, LLC shares voting and dispositive power, 33,000,000 shares of our common stock of which Legg Mason Funds Management, Inc. shares voting and dispositive power, 7,134,700 shares of our common stock of which Legg Mason Capital Management, Inc. shares voting and dispositive power and 35,000,000 shares of our common stock of which Legg Mason Opportunity Trust, a portfolio of Legg Mason Investment Trust, Inc. shares voting and dispositive power. Each of LLM, LLC, Legg Mason Funds Management, Inc. and Legg Mason Capital Management, Inc. are investment advisers.

(12)
Address for AXA Financial, Inc. and related entities is 1290 Avenue of the Americas, New York, New York 10104. The following information is based solely on AXA Financial Inc.'s Schedule 13G dated February 10, 2005. Percentage of outstanding is as reported in the Schedule 13G.

Includes 48,172,240 shares of our common stock for which Alliance Capital Management L.P. exercises sole voting power, 10,512,780 shares of our common stock for which Alliance Capital Management L.P. exercises shared voting power and 67,003,540 shares for which Alliance Capital Management L.P. exercises sole dispositive power. Also includes 1,516,730 shares of our common stock for which AXA Equitable Life Insurance Company exercises sole voting and dispositive power.

(13)
Address for Fairfax Financial Holdings Limited related entities is 95 Wellington Street West, Suite 800, Toronto, Ontario Canada M5J 2N7. The following information is based solely on Fairfax Financial Holdings Limited's ("AXA") Schedule 13G dated February 22, 2005 and does not include information relating to any pending agreement to acquire our 10% Convertible Senior Notes due 2011. Percentage of outstanding is as reported in the Schedule 13G.

Includes shares of our common stock held by subsidiaries of Fairfax Financial Holdings Limited, which subsidiaries have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such our common stock. No such interest of a subsidiary of Fairfax Financial Holdings Limited relates to more than 5% of our common stock. Also includes shares of our common stock that are issuable upon the conversion of Level 3 convertible securities held by subsidiaries of Fairfax Financial Holdings Limited, which convertible notes are convertible at any time.

PERFORMANCE GRAPH

        The following performance graph shall not be deemed to be incorporated by reference by means of any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

        The graph compares the cumulative total return of our common stock for the five year period 2000 - 2004 with the S&P® 500 Index and the Nasdaq Telecommunications Index. The graph assumes that the value of the investment was $100 on December 31, 1999, and that all dividends and other distributions were reinvested.

Comparison of 5 Year Cumulative Total Return
Among Our Common Stock, the S&P® 500 Index
and the Nasdaq Telecommunications Index

	1999	2000	2001	2002	2003	2004
Common Stock	100.00	39.31	6.11	5.98	6.96	4.14
S&P® 500 Index(1)	100.00	90.89	80.09	62.39	80.29	89.02
Nasdaq Telecommunications Index	100.00	52.17	38.29	23.31	41.85	45.52

(1)
Copyright © 2005 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

OTHER MATTERS

        It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

STOCKHOLDER PROPOSALS

        A stockholder who would like to have a proposal considered for inclusion in the Company's 2006 Proxy Statement must submit the proposal so that it is received by us no later than December 4, 2005. Securities and Exchange Commission rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado, 80021.

        If a stockholder does not submit a proposal for inclusion in next year's proxy statement, but instead wishes to present it directly at the 2006 Annual Meeting of Stockholders, our By-laws require that the stockholder notify us in writing on or before March 17, 2006, but no earlier than February 17, 2006 to be included in our proxy material relating to that meeting. Proposals received after March 17, 2006 will not be voted on at the annual meeting. In addition, such proposal must also include a brief description of the business to be brought before the annual meeting, the stockholder's name and record address, the number of shares of our common stock which are owned beneficially or of record by such stockholder, a description of any arrangements or understandings between the stockholder and any other person in connection with such proposal and any material interest of such stockholder in such proposal and a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder's notice must comply with additional provisions as set forth in our By-laws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would be required to be disclosed in a Proxy filing. Any such proposals should be directed to the Secretary, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado, 80021.

Annex 1

Audit Committee Report

To the Board of Directors

        The Audit Committee reviews the Level 3 Communications, Inc.'s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The company's registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. We have reviewed and discussed with management the company's audited financial statements as of and for the year ended December 31, 2004.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, the company's registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

        During the course of fiscal 2004, management completed the documentation, testing and evaluation of the company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and KPMG LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission, as well as KPMG LLP's Report of Independent Registered Public Accounting Firm included in the company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2005.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

A-1-1

        Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the company's Annual Report on Form 10-K for the year ended December 31, 2004.

        The Audit Committee has also considered whether the provision of services by KPMG LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the company's Forms 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 is compatible with maintaining KPMG LLP's independence.

        The following table presents fees (excluding expenses) for professional audit services rendered by KPMG LLP for the audit of the Level 3 annual financial statements for the years ended December 31, 2004, and 2003 and fees billed for other services rendered by KPMG LLP during those periods, which have been approved by the Audit Committee.

	2004	2003
Audit Fees(1)	$3,770,000	$2,067,000
Audit-Related Fees(2)	122,000	151,000
Tax Fees(3)	245,000	58,000
All Other Fees	0	0

Total Fees	$4,137,000	$2,276,000

(1)
Audit fees consisted principally of fees for the audit of financial statements, including statutory audits of foreign subsidiaries, audit of controls over financial reporting and fees relating to comfort letters and registration statements.

(2)
Audit related fees consisted principally of fees for audits of employee benefit plans, agreed-upon procedures reports and due diligence activities.

(3)
Tax fees consisted principally of fees for tax consultation and tax compliance activities.

The Audit Committee:

Robert E. Julian, Chairman	Richard R. Jaros	John T. Reed

For the year ended December 31, 2004

A-1-2

Annex 2

PROPOSED CERTIFICATE OF AMENDMENT
of
RESTATED CERTIFICATE OF INCORPORATION
of
LEVEL 3 COMMUNICATIONS, INC.

        ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on March 31, 1998 and as amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 2, 1999(1), is hereby amended and restated in its entirety to read as follows:

"ARTICLE IV
AUTHORIZED CAPITAL STOCK

        The total number of shares of capital stock which the Corporation shall have the authority to issue is [1,510,000,000](2) shares, consisting of [1,500,000,000](2) shares of Common Stock, par value $.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

ARTICLE V of the Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on June 9, 1998 and as amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 2, 1999(1) is hereby amended by adding a new Section D to read as follows:

(1)
NOTE: the foregoing will be modified to describe the filing of a third amended and restated certificate of incorporation should the company's stockholders approve the proposal to amend and restate the company's current Amended and Restated Certificate of Incorporation at the 2005 Annual Meeting of Stockholders.

(2)
NOTE: The number of shares authorized will be proportionately adjusted based on the reverse stock split ratio selected by the Board of Directors when effecting the reverse stock split.

  "D. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Amendment Effective Time"), every [five (5), ten (10), fifteen (15) or twenty (20) shares] of the Corporation's Common Stock (the "Old Common Stock"), issued and outstanding immediately prior to the Amendment Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.01 per share, of the Corporation (the "New Common Stock").

  Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to [NAME OF THIRD PARTY], as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by that agent as soon as practicable after the Amendment Effective Time on the basis of prevailing market prices of the New Common Stock on the Nasdaq National Market at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

A-2-1

  Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Common Stock shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any factional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

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Annex 3

PROPOSED RESTATED CERTIFICATE OF INCORPORATION
OF
LEVEL 3 COMMUNICATIONS, INC.

Pursuant to Section 245
of the Delaware General Corporation Law

        Level 3 Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1.     The name of the Corporation is Level 3 Communications, Inc. The Corporation was originally incorporated under the name Peter Kiewit Sons', Inc.

        2.     The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on July 1, 1941 and the Restated Certificate of Incorporation of the Corporation was filed in such office on January 8, 1992 and a second Restated Certificate of Incorporation was filed with such office on March 31, 1998. The second Restated Certificate of Incorporation was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 2, 1999.

        3.     This third Restated Certificate of Incorporation, which was duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.

        4.     The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLE I
NAME

        The name of the Corporation is: Level 3 Communications, Inc.

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

        The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSES

        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV
AUTHORIZED CAPITAL STOCK

        The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,510,000,000 shares, consisting of 1,500,000,000 shares of Common Stock, par value $.01 per share

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(the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

ARTICLE V
COMMON STOCK

        A.    Dividends. After dividends payable on any Preferred Stock have been declared and set aside on such Preferred Stock having a preference over the Common Stock with respect to the payment of such dividends, the holders of Common Stock shall be entitled to receive, when and as declared, out of assets and funds legally available therefor, cash or non-cash dividends payable as and when the Board of Directors in its sole business judgment so declares. Any such dividend shall be payable ratably to all record holders of Common Stock as of the record date fixed by the Board of Directors in accordance with the By-laws of the Corporation for the payment thereof.

        B.    Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Liquidation"), the holders of Common Stock then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon Liquidation, an amount equal to their share (including any declared but unpaid dividends on the Common Stock, subject to proportionate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of such assets and funds.

        C.    Voting.

        1.     Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting power of the Corporation with respect to all matters other than the election of directors shall be vested in the holders of Common Stock voting together as a single class. Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting power of the Corporation with respect to the election of directors shall be vested in the holders of Common Stock voting together as a single class.

        2.     Each holder of Common Stock entitled to vote shall at every meeting of the stockholders of the Corporation be entitled to one vote for each share of Common Stock registered in his or her name on the record of stockholders.

ARTICLE VI
PREFERRED STOCK

        The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors is hereby expressly granted authority, subject to the provisions of this Article VI, to fix, from time to time before issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

        A.    the designation of the series and the number of shares to constitute each series;

        B.    the dividend rate on the shares of each series, conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including preferences over dividends on the Common Stock or any other class or classes);

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        C.    whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

        D.    the terms and amount of any sinking, retirement or purchase fund;

        E.    the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

        F.     the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

        G.    any restrictions on the issue or reissue or sale of additional Preferred Stock;

        H.    the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or any other class or classes or series of stock); and

        I.     such other special rights and privileges, if any, for the benefit of the holders of Preferred Stock, as shall not be inconsistent with provisions of this Restated Certificate of Incorporation.

        All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs A. to I. inclusive above.

ARTICLE VII
DIRECTORS

        A.    The Board of Directors shall consist of no fewer than six persons and no more than fifteen persons, and such number shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

        B.    The Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class III on the first annual meeting of stockholders following the time that this Third Restated Certificate of Incorporation is effective (the "Effective Time"), Class I on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

        C.    A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors.

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        D.    Any vacancy on the Board of Directors, however resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

ARTICLE VIII
STOCKHOLDERS' VOTE

        Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders.

ARTICLE IX
INDEMNIFICATION

        The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under applicable law.

        The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE X
LIMITATION OF LIABILITY

        A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI
SPECIAL MEETINGS

        Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the President, the Chief Executive Officer or the Chairman of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

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ARTICLE XII
RATIFICATION BY STOCKHOLDERS

        Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder entitled to vote at such meeting.

ARTICLE XIII
AMENDMENTS OF CERTIFICATE

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Restated Certificate of Incorporation or in any amendment hereto by the affirmative vote of a majority of the outstanding stock entitled to vote thereon; provided, however, that the provisions of this Third Restated Certificate of Incorporation requiring for action by the stockholders a vote of at least sixty-six and two-thirds percent (66 2/3%) shall not be amended except by such vote; and provided further that this Article XIII shall not be amended except by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

ARTICLE XIV
CREDITORS

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XV
BY-LAWS

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

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        IN WITNESS WHEREOF, the Corporation has caused this Third Restated Certificate of Incorporation to be signed by                        , its                        , this            day of                         , 2005.

By:
Title:

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LEVEL 3 COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 17, 2005
9:00 A.M.

THE ORPHEUM THEATER
409 SOUTH 16TH STREET
OMAHA, NEBRASKA 68102

LEVEL 3 COMMUNICATIONS, INC. 1025 ELDORADO BOULEVARD, BROOMFIELD, CO 80021	REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 17, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Thomas C. Stortz and Neil J. Eckstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments as described in the Notice of Annual Meeting and Proxy Statement dated April 4, 2005, receipt of which is hereby acknowledged.

SEE REVERSE FOR VOTING INSTRUCTIONS.

TO BE SIGNED ON REVERSE SIDE.

COMPANY #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE—TOLL FREE 1-800-560-1965—QUICK—EASY—IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 16, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—HTTP://WWW.EPROXY.COM/LVLT/—QUICK—EASY—IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 16, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Level 3 Communications, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of directors:	01 James O. Ellis, Jr. 02 Richard R. Jaros	03 Albert C. Yates	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the granting to the Level 3 Communications, Inc. Board of Directors of discretionary authority to amend our amended and restated certificate of incorporation to effect a reverse stock split at one of four ratios.	☐ For	☐ Against	☐ Abstain
3.	To approve an amendment and restatement of the Level 3 Communications, Inc. Certificate of Incorporation.	☐ For	☐ Against	☐ Abstain
4.	To authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Signature(s) in Box
Date
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held May 17, 2005
Proxy Statement April 4, 2005
ANNUAL MEETING OF STOCKHOLDERS May 17, 2005
VOTING PROCEDURES
REELECTION OF CLASS II DIRECTORS PROPOSAL
Summary Compensation Table
Aggregate Options/SAR Exercises and Fiscal Year End Option/SAR Value Table
OSO Program Grants In Last Fiscal Year
REVERSE STOCK SPLIT PROPOSAL
AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION PROPOSAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PERFORMANCE GRAPH
Comparison of 5 Year Cumulative Total Return Among Our Common Stock, the S&P® 500 Index and the Nasdaq Telecommunications Index
OTHER MATTERS
STOCKHOLDER PROPOSALS
Audit Committee Report
PROPOSED CERTIFICATE OF AMENDMENT of RESTATED CERTIFICATE OF INCORPORATION of LEVEL 3 COMMUNICATIONS, INC.
PROPOSED RESTATED CERTIFICATE OF INCORPORATION OF LEVEL 3 COMMUNICATIONS, INC.